UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2025

HYPERION DEFI, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38365	47-1178401
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23461 South Pointe Drive, Suite 390
Laguna Hills, CA 92653

(Address of Principal Executive Offices, and Zip Code)

(833) 393-6684

Registrant’s Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)
Common stock, par value $0.0001 per share	HYPD	The Nasdaq Stock Market (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Hyperion DeFi, Inc. (the “Company”) has updated its risk factors, as set forth below.

RISKS RELATED TO OUR HYPE TOKEN TREASURY STRATEGY

The Hyperliquid platform and technologies and HYPE have a limited operating history.

Hyperliquid blockchain, exchange and related products launched in early 2023, and the HYPE token launched in November 2024. Hyperliquid is an early-stage project with a limited operating history. Developers, validators, traders and market makers may not adopt Hyperliquid’s technology, and we believe that Hyperliquid’s adoption will likely depend on significant platform and product development and differentiation in a highly competitive market. A failure to scale, unexpected technical flaws, privacy issues or the lack of engagement could materially reduce demand for HYPE and adversely affect its value.

Because our treasury strategy is currently focused on holdings of HYPE, our treasury assets are highly dependent upon the value and performance of the Hyperliquid platform and HYPE. If the Hyperliquid platform fails to achieve its objective, or has significant setbacks or delays, the value of HYPE may severely decline, which could materially and adversely impact the value of our treasury assets, liquidity, and our financial condition, which could have a substantial impact on the value of our common stock.

HYPE is subject to extreme price volatility, and any sustained decline in the market price of HYPE could lead to substantial losses on our digital asset holdings and could adversely affect the market price of our common stock.

The price of HYPE has exhibited sudden and significant fluctuations due to shifts in market sentiment, speculative trading, macroeconomic trends, technology-related disruptions, and regulatory announcements. Because digital asset trading markets are relatively new, largely unregulated, and, at times, subject to limited liquidity, HYPE may experience larger or more frequent price swings than traditional asset classes. A rapid decrease in the price of HYPE - whether the result of negative perception, a lack of stability on the digital asset trading platforms on which HYPE trades, market manipulation of cryptocurrency trading platforms by customers, a cyber-security incident, regulatory action, or other factors-could materially reduce the value of any HYPE we hold, force us to recognize impairment charges, and depress the market price of our securities.

Additionally, large portions of HYPE, potentially 238 million HYPE tokens or more, have been reported to be held by the Hyperliquid core contributors. As a result, trading activity by these parties could have a material impact on the price and trading volume of HYPE. Further, to our knowledge, the core contributors and other large holders of HYPE began to “unlock” their tokens on November 29, 2025, meaning that they became able to sell some of their HYPE starting on such date and at periodic unlock dates over a multi-year period. The large influx of HYPE increases the circulating supply, which can lead to a price drop if demand does not increase proportionally to absorb the new tokens. If all HYPE tokens that were unlocked on that day and are unlocked on future unlock dates are immediately sold, this could have significant impacts on the price of HYPE on or around such unlock dates and depress the price of our common stock.

HYPE is a highly volatile asset, and fluctuations in the price and liquidity of HYPE may influence our financial results and the market price of our listed securities.

Our financial results and the market price of our listed securities would be adversely affected, and our business and financial condition would be negatively impacted, if the price of HYPE decreased substantially, including as a result of:

•	decreased user and investor confidence in HYPE, including due to the various factors described in this filing;

•	investment and trading activities such as (i) trading activities of highly active retail and institutional users, speculators and investors or (ii) actual or expected significant dispositions of HYPE by large holders, including the expected liquidation of digital assets seized by governments or associated with entities that have filed for bankruptcy protection, or associated with tokens vested by the Hyperliquid core team;

•	negative publicity, media or social media coverage, or sentiment due to events in or relating to, or perception of, HYPE, Hyperliquid or the broader digital assets industry;

•	changes in consumer preferences and the perceived value or prospects of HYPE or the utility of Hyperliquid;

•	competition from other decentralized exchanges or digital assets that exhibit comparable or better speed, security, scalability or energy efficiency, that feature other more favored characteristics, that are backed by governments, including the U.S. government, or reserves of fiat currencies, or that represent ownership or security interests in physical assets;

•	a decrease in the price of other digital assets, to the extent the decrease in the price of such other digital assets may cause a decrease in the price of HYPE or adversely affect investor confidence in digital assets generally;

•	developments relating to the Hyperliquid blockchain, including (i) changes to the Hyperliquid blockchain that impact its security, speed, scalability, usability or value, such as changes to the cryptographic security protocol underpinning the Hyperliquid blockchain, changes to the maximum number of HYPE outstanding, changes to the mutability of transactions, changes relating to the size of blockchain blocks, and similar changes; (ii) failures to make upgrades to the Hyperliquid blockchain and the Hyperliquid interface to adapt to security, technological, legal or other challenges; and (iii) changes to the Hyperliquid blockchain that introduce software bugs, security risks or other elements that adversely affect HYPE;

•	disruptions, failures, unavailability, or interruptions in services of trading venues for HYPE;

•	the filing for bankruptcy protection by, liquidation of, or market concerns about the financial viability of digital asset custody infrastructure providers, trading venues, lending platforms, investment funds, or other digital asset industry participants;

•	regulatory, legislative, enforcement and judicial actions that adversely affect access to, functionality of or performance of Hyperliquid and its associated products such as cryptocurrency perpetual futures, the price, ownership, transferability, trading volumes, legality or public perception of, HYPE or other L1 blockchains, or that adversely affect the operations of or otherwise prevent digital asset custodians, trading venues, lending platforms or other digital assets industry participants from accessing the Hyperliquid decentralized exchange and its associated products or operating in a manner that allows them to continue to deliver services to the digital assets industry;

•	transaction congestion and fees associated with processing transactions on the Hyperliquid network;

•	macroeconomic changes, such as changes in the level of interest rates and inflation, fiscal and monetary policies of governments, trade restrictions and fiat currency devaluations;

•	developments in mathematics or technology, including in digital computing, algebraic geometry and quantum computing, that could result in the cryptography used by the Hyperliquid blockchain becoming insecure or ineffective; and

•	changes in national and international economic and political conditions, including, without limitation, federal government policies, trade tariffs and trade disputes, and the adverse impacts attributable to global conflicts, including those between Russia and Ukraine and in the Middle East.

The price of our listed securities has been and is likely to continue to be volatile, and with the adoption of our new cryptocurrency treasury strategy, we expect to see additional volatility in our stock price. In addition, if investors view the value of our listed securities as dependent upon or linked to the value or change in the value of our HYPE holdings, the price of HYPE may significantly influence the market price of our listed securities. The price of HYPE has historically been, and is likely to continue to be, volatile.

HYPE faces unique technical, governance and concentration risks that could materially affect its long-term viability.

HYPE is a high-throughput Layer 1 blockchain with an architectural feature that differs significantly from other blockchains, such as Ethereum. While these features allow for rapid processing of transactions, they introduce risks that could adversely impact the value of HYPE and the stability of the HYPE network. HYPE has previously experienced a network outage that resulted in slow operations and user inability to close positions. If this kind of network outage were to recur, the confidence of the HYPE development community and its users could be adversely affected, which could cause a decline in the value of HYPE. Structural flaws could emerge that require a fork, which may have an adverse impact on the HYPE network and our holdings.

In addition, the concentration of validators on the Hyperliquid network presents centralization risks that could affect the security and value of our HYPE token holdings. The Hyperliquid blockchain currently operates with a limited number of validators (approximately 24 as of the date of this filing), which creates potential single points of failure. If these validators were to be compromised or act maliciously, it could result in network disruption, loss of funds, or other adverse effects that could materially impact the value of our HYPE token holdings.

HYPE is subject to technological obsolescence, including competition from emerging blockchain and artificial intelligence protocols, which could have a negative impact on the price of HYPE and adversely affect the value of our HYPE holdings.

The digital asset ecosystem is characterized by rapid technological innovation and evoluation, short development cycles, and intense competition among Layer 1 blockchains and related infrastructure providers. Numerous alternative cryptocurrencies, blockchains, and DeFi platforms are vying for market share in areas such as perpetual futures trading, staking, and on-chain liquidity provision, which are core to the Hyperliquid ecosystem and its HYPE token. As of December 1, 2025, HYPE was the eleventh largest digital asset by market capitalization, as tracked by CoinMarketCap.com, based on circulating market capitalization. As of December 1, 2025, the digital assets tracked by CoinMarketCap.com had a total market capitalization of approximately $2.95 trillion (including the approximately $10.5 billion market cap of HYPE, based on circulating market capitalization), as calculated using market prices and total available supply of each digital asset.

HYPE faces competition from a wide range of digital assets, including Bitcoin and Ether, and from existing protocols, such as Aptos and Sei, as well as new entrants that are currently being developed. Many consortiums and financial institutions are also researching and investing resources into private or permissioned blockchain platforms rather than open platforms like the Hyperliquid network. As 99% of Hyperliquid’s revenues are currently allocated to the Assistance Fund for the repurchase of HYPE tokens, a decline in revenue could have a material impact on the demand for HYPE tokens. In addition, HYPE is supported by fewer trading platforms than more established digital assets, such as Bitcoin and Ether, which could impact its liquidity. Further, the Hyperliquid network is in direct competition with other smart contract platforms, such as the Ethereum, Solana, Polkadot, Avalanche and Cardano networks. Competition from the emergence or growth of alternative digital assets or other smart contract platforms could have a negative impact on the demand for, and price of, HYPE, and thereby adversely affect the value of our HYPE holdings.

Competitors may offer superior scalability, security, interoperability, decentralization, programmability and adoption, and may attract developers away from the HYPE ecosystem. Advancements in AI and blockchain technology are likely to accelerate the development of such protocols, including the development of additional networks that natively integrate AI into consensus mechanisms and other core features. If HYPE is unable to evolve to address such increased competition or if Layer 2 networks believe that HYPE’s core technology stack is outdated or less attractive compared with other Layer 1 networks, HYPE may be considered technologically obsolete by the next generation of protocols. Any decline in the HYPE network would materially impact the market value of HYPE and adversely affect the value of our HYPE treasury holdings and our stock price.

Investors may also invest in HYPE through means other than our securities, including through direct investments in HYPE and other financial vehicles, including securities backed by or linked to HYPE and digital asset treasury companies similar to us. Market and financial conditions, and other conditions beyond our control, may make it more attractive to gain exposure to HYPE through other vehicles, rather than our securities.

Proof-of-stake blockchains are a relatively recent innovation, and have not been subject to as widespread use or adoption over as long of a period of time as traditional proof-of-work blockchains.

Certain digital assets, such as Bitcoin, use a “proof-of-work” consensus algorithm. The genesis block on the Bitcoin blockchain was mined in 2009, and Bitcoin’s blockchain has been in operation since then. Many newer blockchains enabling smart contract functionality use a newer consensus algorithm known as “proof-of-stake.” While their proponents believe that they may have certain advantages, the “proof-of-stake” consensus mechanisms and governance systems underlying many newer blockchain protocols, including the Hyperliquid network, and their associated digital assets – including our HYPE holdings – have not been tested at scale over as long of a period of time or subject to as widespread use or adoption as, for example, Bitcoin’s proof-of-work consensus mechanism has. This could lead to these blockchains, and their associated digital assets, having undetected vulnerabilities, structural design flaws, suboptimal incentive structures for network participants (e.g., validators), technical disruptions, or a wide variety of other problems, any of which could cause these blockchains not to function as intended, lead to outright failure to function entirely causing a total outage or disruption of network activity, or to suffer other operational problems or reputational damage, leading to a loss of users or adoption or a loss in value of the associated digital assets, including our HYPE holdings. Over the long term, there can be no assurance that the proof-of-stake blockchain on which our HYPE holdings rely will achieve widespread scale or adoption or perform successfully; any failure to do so could negatively impact the price of HYPE and the value of our HYPE holdings.

The concentration of our HYPE holdings could enhance the risks inherent in our HYPE treasury strategy.

The concentration of our HYPE holdings limits the risk mitigation that we could achieve if we were to purchase a more diversified portfolio of treasury assets, and the absence of diversification enhances the risks inherent in our HYPE treasury strategy. Any future significant declines in the price of HYPE would have a more pronounced impact on our financial condition than if we used our cash to purchase a more diverse portfolio of assets.

The emergence or growth of other digital assets, including those with significant private or public sector backing, could have a negative impact on the price of HYPE and adversely affect our business.

As a result of our HYPE treasury strategy, our assets are concentrated in our HYPE holdings. Accordingly, the emergence or growth of digital assets other than HYPE may have a material adverse effect on our financial condition. There are numerous alternative digital assets and many entities, including consortiums and financial institutions, that are researching and investing resources into private or permissioned blockchain platforms or digital assets that do not use proof-of-stake consensus mechanism like the Hyperliquid network, or use different technical innovations that build upon or improve the proof-of-stake consensus mechanism. For example, in late 2022, the Ethereum network transitioned to a “proof-of-stake” mechanism for validating transactions that requires significantly less computing power than proof-of-work mining. The Ethereum network has completed another major upgrade since then and may undertake additional upgrades in the future. If the mechanisms for validating transactions in Ethereum and other alternative digital assets are perceived as superior to proof-of-stake, those digital assets could gain market share relative to HYPE.

We plan to use a portion of our capital raised that is not required to provide working capital for our ongoing operations to invest in HYPE, which may adversely affect our financial results and the market price of our securities.

We plan to use a portion of our capital raised that is not required to provide working capital for our ongoing operations to invest in HYPE. The price of HYPE has been subject to significant price fluctuations and is highly volatile. Moreover, digital assets are relatively novel, and the application of securities laws and other regulations to such assets is unclear in many respects. It is possible that regulators may interpret laws in a manner that adversely affects the liquidity or value of our HYPE holdings.

Any increase or decrease in the fair value of HYPE will require us to recognize unrealized gains or losses, which could be material to our financial results for the applicable reporting period, which may create significant volatility in our reported earnings. Any decrease in reported earnings or increased volatility of such earnings could have a material adverse effect on the market price of our securities. In addition, the application of generally accepted accounting principles in the United States with respect to digital assets remains uncertain in some respects, and any future changes in the manner in which we account for our HYPE holdings could have a material adverse effect on our financial results and the market price of our securities.

In addition, if investors view the value of our securities as dependent upon or linked to the value or change in the value of our HYPE holdings, the price of such digital assets may significantly influence the market price of our securities.

Our digital asset holdings are less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents. We are also subject to the credit risk of custodians.

Historically, crypto markets have been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in their entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our digital asset holdings at favorable prices or at all. Further, we use custody infrastructure providers and transact with trade execution partners. Currently, we do not deposit our digital assets directly with a custodian but instead use a self-custody approach using infrastructure provided by a custodian. These entities do not have the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation. For example, U.S. banks are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 per depositor in the case of the bank’s insolvency. U.S. broker-dealers are covered by the Securities Investor Protection Corporation (“SIPC”), which ensures recovery of the securities by the depositor. In contrast, cryptocurrency custody infrastructure providers do not offer such protections. If such a provider were to become insolvent, it is possible that we could face delays or difficulties with respect to the management of our digital assets.

Apart from the risk of insolvency of the custody infrastructure provider, there is also a risk of custodians freezing withdrawals, typically in connection with a security incident, regulatory compliance or technical issues, and may be unresponsive to customers attempting to retrieve their funds. In such events, it may be difficult to reach a representative to assist with unfreezing assets and we may not be able to sell or use our digital assets.

Additionally, the secondary market for borrowing against digital assets is not well developed. We may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered digital assets or otherwise generate funds using our digital assets, especially during times of market instability or when the price of digital assets has declined significantly. If we are unable to sell our digital assets, enter into additional capital raising transactions using digital assets as collateral, or otherwise generate funds using our digital assets or if we are forced to sell our digital assets at a significant loss in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

Competition from central bank digital currencies (“CBDCs”) and emerging payments initiatives involving financial institutions could adversely affect the price of HYPE and other digital assets.

Central banks in various countries have introduced digital forms of legal tender (“CBDCs”). China’s CBDC project, known as Digital Currency Electronic Payment, has reportedly been tested in a live pilot program conducted in multiple cities in China. Central banks representing at least 130 countries have published retail or wholesale CBDC work ranging from research to pilot projects. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replace, HYPE and other cryptocurrencies as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also recently announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, HYPE. As a result of any of the foregoing factors, the price of HYPE could decrease, which could adversely affect the value of our HYPE holdings.

The Company's liquid staking activities, including its holdings of HiHYPE (an intangible digital asset), expose the Company to additional risks and earnings volatility.

Hyperion Institutional HYPE (“HiHYPE”) is a liquid staking token (“LST”) designed by Kinetiq to enable the Company to access HyperEVM DeFi. HiHYPE evidences ownership of the Company’s deposited HYPE, the underlying digital asset of HiHYPE, in a segregated, whitelisted, KYB/AML-compliant address, and automatically accrues staking rewards. Liquid staking allows the Company to earn native staking rewards while maintaining access to liquidity on its digital assets that can be used for additional strategies on- and off-chain.

The risks involved with liquid staking differ from direct staking, including the following:

•	Liquid staking requires a certain level of technical expertise to manage the staking and un-staking process effectively. There is associated counterparty risk tied to the reliance on using the liquid staking provider’s smart contract platform.

•	Disputes or compromise among the liquid staking provider’s core team may lead to the value of staking assets diverging from HYPE or failure to exit the liquid staking position.

•	The price of the staked derivative may decrease from its original price. This may happen because the new token has a lower market price.

•	If we lose our liquid staking token, we will also lose access to our staked token. This can result from liquidations at lending protocols or other execution partners, the loss of private keys or other forms of access to the addresses that hold our LST, and mistaken or stolen asset transfers.

The Hyperliquid network is based upon the development and deployment of smart contracts, which are self-executing contracts with the terms of the agreement written into software code. Like any software code, smart contracts are exposed to risk that the code contains a bug or other security vulnerability, which can lead to loss of assets that are held on or transacted through the contract. The smart contract is deployed on Hyperliquid and, as such, may contain a bug or other vulnerability that may lead to the loss of, or inability to access, digital assets held in the smart contract. The Company currently relies on Kinetiq for its liquid staking solution. The smart contract code written by Kinetiq was audited by Code4rena, Spearbit, Pashov Audit Group, and Zenith. Nevertheless, there is no guaranty against a bug or other vulnerability leading to a loss of digital assets.

In addition, the Company is also exposed to risk of losing HYPE in the pool due to system failure or hacking. As a result, HiHYPE tokens do not confer an enforceable right to the underlying HYPE tokens, but only a claim. Further, the redemption of HiHYPE tokens back into the underlying HYPE tokens may be subject to any protocol-defined lockup or unbonding periods.

HiHYPE tokens are initially recognized at the fair value of the HYPE tokens exchanged and, due to their indefinite useful life, are not amortized but instead are subject to impairment testing. In contrast, HYPE is measured at fair value. The variances in valuation methods between HYPE and HiHYPE may create material volatility in the financial statements depending on conversion and redemption activity between HYPE and HiHYPE each period. In addition, any staking rewards earned on HiHYPE are not recognized until HiHYPE tokens are redeemed.

REGULATORY RISKS ASSOCIATED WITH OUR STRATEGY

HYPE, the Hyperliquid network and other digital assets are novel and are subject to significant legal and regulatory uncertainty.

HYPE and other digital assets are relatively novel, have not been in existence for an extended period of time, and are subject to significant uncertainty, which could adversely impact their price. The application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of HYPE or the ability of individuals or institutions such as us to own or transfer HYPE.

The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of HYPE or the ability of individuals or institutions such as us to own or transfer HYPE. For example, within the past several years:

•	President Trump signed an Executive Order instructing a working group comprised of representatives from key federal agencies to evaluate measures that can be taken to provide regulatory clarity and certainty built on technology-neutral regulations for individuals and firms involved in digital assets, including through well-defined jurisdictional regulatory boundaries. This area continues to evolve and additional regulations are likely to be issued in the future, the effect of which cannot be predicted at this time;

•	in January 2025, the SEC announced the formation of a “Crypto Task Force,” which was created to provide clarity on the application of the federal securities laws to the crypto asset market and to recommend policy measures with respect to digital asset security status, registration and listing of digital asset-based investment vehicles, and digital asset custody, lending and staking;

•	in November 2023, Binance Holdings Ltd. (“Binance”) and its then chief executive officer reached a settlement with the U.S. Department of Justice, the Commodity Futures Trading Commission, the U.S. Department of Treasury’s Office of Foreign Asset Control, and the Financial Crimes Enforcement Network to resolve a multi-year investigation by the agencies and a civil suit brought by the Commodity Futures Trading Commission, pursuant to which Binance agreed to, among other things, pay $4.3 billion in penalties across the four agencies and to discontinue its operations in the United States;

•	in November 2023, the SEC filed a complaint against Payward Inc. and Payward Ventures Inc., together known as Kraken, alleging, among other claims, that Kraken’s crypto trading platform was operating as an unregistered securities exchange, broker, dealer and clearing agency;

•	in June 2023, the SEC filed complaints against Binance and Coinbase, Inc. (“Coinbase”), and their respective affiliated entities, relating to, among other claims, assertions that each party was operating as an unregistered securities exchange, broker, dealer and clearing agency;

•	the European Union adopted Markets in Crypto Assets Regulation, a comprehensive digital asset regulatory framework for the issuance and use of digital assets, like bitcoin;

•	in June 2023, the United Kingdom adopted and implemented the Financial Services and Markets Act 2023, which regulates market activities in “cryptoassets;” and

•	in China, the People’s Bank of China and the National Development and Reform Commission have outlawed cryptocurrency mining and declared all cryptocurrency transactions illegal within the country.

While the complaint against Coinbase was dismissed in February 2025, the complaint against Payward Inc. and Payward Ventures Inc. was dismissed with prejudice in March 2025, and the complaint against Binance was dismissed on May 29, 2025, the SEC or other regulatory agencies may initiate similar actions in the future, which could materially impact the price of HYPE and our ability to own or transfer HYPE.

It is not possible to predict whether or when new laws will be enacted that change the legal framework governing digital assets or provide additional authorities to the SEC or other regulators, or whether or when any other federal, state or foreign legislative bodies will take any similar actions. It is also not possible to predict the nature of any such additional laws or authorities, how additional legislation or regulatory oversight might impact the ability of digital asset markets to function, the willingness of financial and other institutions to continue to provide services to the digital assets industry, or how any new laws or regulations, or changes to existing laws or regulations, might impact the value of digital assets generally and HYPE specifically. The consequences of any new law or regulation relating to digital assets and digital asset activities could adversely affect the market price of HYPE, as well as our ability to hold or transact in HYPE, and in turn adversely affect the market price of our listed securities.

Our HYPE treasury strategy subjects us to enhanced regulatory oversight.

There has been increasing focus on the extent to which digital assets can be used to launder the proceeds of illegal activities, fund criminal or terrorist activities, or circumvent sanctions regimes, including those sanctions imposed in response to the ongoing conflict between Russia and Ukraine. While we have implemented and maintain policies and procedures reasonably designed to promote compliance with applicable anti-money laundering and sanctions laws and regulations and take care to only acquire our HYPE through entities subject to anti-money laundering regulation and related compliance rules in the United States, and are considering onboarding a chief compliance officer, if we are found to have purchased any of our HYPE from bad actors that have used HYPE to launder money or persons subject to sanctions, we may be subject to regulatory proceedings and any further transactions or dealings in HYPE by us may be restricted or prohibited.

A portion of our HYPE holdings may serve as collateral securing our outstanding indebtedness, and we may incur additional indebtedness or enter into other financial instruments in the future that may be collateralized by our HYPE holdings. We may also consider pursuing strategies to create income streams or otherwise generate funds using our HYPE holdings. These types of HYPE-related transactions are the subject of enhanced regulatory oversight. These and any other HYPE-related transactions we may enter into, beyond simply acquiring and holding HYPE, may subject us to additional regulatory compliance requirements and scrutiny, including under federal and state money services regulations, money transmitter licensing requirements and various commodity and securities laws and regulations.

Additional laws, guidance and policies may be issued by domestic and foreign regulators following the filing for Chapter 11 bankruptcy protection by FTX, one of the world’s largest cryptocurrency exchanges, in November 2022. The FTX collapse may have increased regulatory focus on the digital assets industry. Increased enforcement activity and changes in the regulatory environment, including changing interpretations and the implementation of new or varying regulatory requirements by the government or any new legislation affecting HYPE, as well as enforcement actions involving or impacting our trading venues, counterparties and custody infrastructure providers, may impose significant costs or significantly limit our ability to hold and transact in HYPE. However, it is important to note that Hyperliquid—the exchange to which HYPE is native—is intended to be more decentralized than FTX, such that a single entity is unlikely to exert complete control over the entire system. For example, unlike FTX when it filed for bankruptcy protection, Hyperliquid’s assets are custodied on-chain (not centrally by a single entity), order matching on Hyperliquid occurs transparently via on-chain mechanisms (not fully off-chain), Hyperliquid is governed by a set of approximately 24 validators (not a single individual), and Hyperliquid’s on-chain states (e.g., positions, collateral, and funding rates) are publicly available such that uysers can audit the system.

In addition, private actors that are wary of HYPE or the regulatory concerns associated with HYPE have in the past taken and may in the future take further actions that may have an adverse effect on our business or the market price of our listed securities. For example, it is possible that a financial institution could restrict customers from buying our securities if it were to determine that the value of our securities is closely tied to the performance of HYPE, signaling a reluctance to facilitate exposure to virtual currencies.

Absent federal regulations, there is a possibility that HYPE may be classified as a “security.” Any classification of HYPE as a “security” would subject us to additional regulation and could materially and adversely impact the operation of our business.

If HYPE were classified as a “security” for purposes of the U.S. federal securities laws, our business would become subject to additional regulation, including a requirement to register as an investment company under the Investment Company Act of 1940 (the “Investment Company Act”). To date, neither the SEC nor any other U.S. federal or state regulator has publicly stated whether they believe that HYPE should be classified as a “security.” Despite the Executive Order titled “Strengthening American Leadership in Digital Financial Technology,” which includes as an objective, “protecting and promoting the ability of individual citizens and private sector entities alike to access and … to maintain self-custody of digital assets,” there is no authoritative framework for determining with certainty whether HYPE is or is not a “security” for purposes of the U.S. federal securities laws, and no action has been taken by any regulator in the United States regarding such determination. For the reasons discussed below, we believe that HYPE should not be classified as a “security,” and, as a result, we do not believe the Company is required to register as an investment company under the Investment Company Act. However, because of the lack of any current authoritative framework for analyzing the issue, it is possible that the SEC or another regulatory body or federal court could determine that HYPE is a security. Our belief, even if reasonable under the circumstances, would not preclude legal or regulatory action based on such a finding that HYPE is a “security,” including a requirement to register as an investment company under the Investment Company Act. If we were required to register as an investment company, we expect we would need to make fundamental changes to our business model, strategy, operations and assets.

We have implemented a process for analyzing the U.S. federal securities law status of HYPE and other cryptocurrencies as guidance and case law continue to evolve. As part of this process, we take into account a number of factors, including the various definitions of what constitutes a “security” under U.S. federal securities laws and federal court decisions interpreting the elements of these definitions, such as the U.S. Supreme Court’s decisions in the Howey and Reves cases, as well as court rulings, regulatory reports, orders, press releases, public statements, and speeches by the SEC Commissioners and SEC Staff providing guidance on when a digital asset or a transaction to which a digital asset may relate may be a security for purposes of U.S. federal securities laws. Recently, the SEC announced “Project Crypto” which is expected to result in rulemakings and/or other authoritative guidance on how to determine whether digital assets are or are not “securities” for purposes of U.S. federal securities laws. Public statements by Chairman Atkins suggest that the SEC is considering a regulatory framework that will offer substantial flexibility to determine that digital assets are not securities. Further, it appears that the current United States Congress is inclined towards increased flexibility regarding the regulatory treatment of digital assets. We expect this area of regulation will develop rapidly during this Administration, and we plan to continually monitor developments in this area as they evolve. Our position that HYPE is not a “security” is premised, in part, on our conclusion that HYPE does not meet the elements of the Howey test. Among the reasons for our conclusion that HYPE is not a security is that holders of HYPE do not have a reasonable expectation of profits from the efforts of Hyperliquid, the Hyperliquid Foundation or any other person, entity or group of persons in respect of their holding of HYPE. HYPE’s value does not primarily derive from the efforts of a centralized “manager” because Hyperliquid is structured around validator governance rather than a single operating entity. Relatedly, token holders are not passive investors; rather, they have the ability to directly influence governance decisions, staking incentives, and validator participation. Consistent with this analysis, we note that Hyperliquid’s founding team has stated a clear goal of “full decentralization” in both validator distribution and protocol governance, signaling an intent to eliminate all vestiges of centralized managerial reliance. Also, HYPE ownership does not guarantee the right to receive any interest, rewards, or other returns. While we recognize that any new regulatory framework for digital assets promulgated by the SEC may not be based on the elements of the Howey test, we believe more generally that HYPE does not otherwise have the characteristics of a “security” for purposes of the U.S. federal securities laws. The views of the SEC and other regulators, and the United States Congress, regarding the proper classification of HYPE and other digital assets may evolve over time, based in part on assessments of a multitude of factors over which we have no control. Application of securities laws to the specific facts and circumstances of digital assets is complex and subject to change. Our conclusion that HYPE should not be classified as a security, even if reasonable under the circumstances, would not preclude legal or regulatory action based on a finding that HYPE, or any other digital asset we might hold is a “security.” If HYPE is alleged or ultimately determined to be a security, the viability of Hyperliquid, HYPE and our own business model would be materially and adversely affected. In such event, we would likely be required to register as an investment company under the Investment Company Act, and would also be at risk of enforcement proceedings and lawsuits against us, which could result in potential injunctions, cease-and-desist orders, fines and penalties. Such developments would adversely affect our business, results of operations, financial condition, and prospects.

If we were deemed to be an investment company under the Investment Company Act, applicable restrictions likely would make it impractical for us to continue segments of our business as currently contemplated.

Under Sections 3(a)(1)(A) and (C) of the Investment Company Act, a company generally will be deemed to be an “investment company” if (i) it is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities or (ii) it engages or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Rule 3a-1 under the Investment Company Act generally provides that notwithstanding the test described in clause (ii) in the previous sentence, an entity will not be deemed to be an “investment company” for purposes of the Investment Company Act if no more than 45% of the value of its assets (exclusive of U.S. government securities and cash items) consists of, and no more than 45% of its net income after taxes (for the last four fiscal quarters combined) is derived from, securities other than U.S. government securities, securities issued by employees’ securities companies, securities issued by qualifying majority owned subsidiaries of such entity, and securities issued by qualifying companies that are controlled primarily by such entity.

We do not believe that we are an “investment company” as such term is defined in either Section 3(a)(1)(A) or Section 3(a)(1)(C) of the Investment Company Act since we believe HYPE is not an investment security. With respect to Section 3(a)(1)(A), we do not hold ourselves out as being engaged primarily or propose to engage primarily in the business of investing, reinvesting, or trading in securities within the meaning of such section. With respect to Section 3(a)(1)(C), we believe we satisfy the elements of Rule 3a-1 and therefore are deemed not to be an investment company under, and we intend to conduct our operations such that we will not be deemed an investment company under, Section 3(a)(1)(C).

HYPE and other digital assets, as well as new business models and transactions enabled by blockchain technologies, present novel interpretive questions under the Investment Company Act. There is a risk that assets or arrangements that we have concluded are not securities could be deemed to be securities by the SEC or another authority for purposes of the Investment Company Act, which would increase the percentage of securities held by us for Investment Company Act purposes. The SEC has requested information from a number of participants in the digital assets’ ecosystem, regarding the potential application of the Investment Company Act to their businesses. For example, in an action unrelated to the Company, in February 2022, the SEC issued a cease-and-desist order under the Investment Company Act to BlockFi Lending LLC (“BlockFi”), in which the SEC alleged that BlockFi was operating as an unregistered investment company because it issued securities and also held more than 40% of its total assets, excluding cash, in investment securities, including the loans of digital assets made by BlockFi to institutional borrowers.

If we were deemed to be an investment company, Rule 3a-2 under the Investment Company Act is a safe harbor that provides a one-year grace period for transient investment companies that have a bona fide intent to be engaged primarily, as soon as is reasonably possible (in any event by the termination of such one-year period), in a business other than that of investing, reinvesting, owning, holding or trading in securities, with such intent evidenced by the company’s business activities and an appropriate resolution of its board of directors. The grace period is available not more than once every three years and runs from the earlier of (i) the date on which the issuer owns securities and/or cash having a value exceeding 50% of the issuer’s total assets on either a consolidated or unconsolidated basis or (ii) the date on which the issuer owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Accordingly, the grace period may not be available at the time that we seek to rely on Rule 3a-2; however, Rule 3a-2 is a safe harbor and we may rely on any exemption or exclusion from investment company status available to us under the Investment Company Act at any given time. Furthermore, reliance on Rule 3a-2, Section 3(a)(1)(C), or Rule 3a-1 could require us to take actions to dispose of securities, limit our ability to make certain investments or enter into joint ventures, or otherwise limit or change our service offerings and operations. If we were to be deemed an investment company in the future, restrictions imposed by the Investment Company Act — including limitations on our ability to issue different classes of stock and equity compensation to directors, officers, and employees and restrictions on management, operations, and transactions with affiliated persons — likely would make it impractical for us to continue our business as contemplated, and could have a material adverse effect on our business, results of operations, financial condition, and prospects. Investment companies in the United States that are not registered under Section 8 of the Investment Company Act (as we are not), and which are not exempt from such registration, are generally prohibited from engaging in interstate commerce, and the contracts entered into by such companies are generally unenforceable.

We are not subject to the legal and regulatory obligations that apply to investment companies such as mutual funds and funds, or to obligations applicable to investment advisers.

Mutual funds, exchange-traded funds and their directors and management are subject to extensive regulation as investment companies and investment advisers under U.S. federal and state law; this regulation is intended for the benefit and protection of investors. We are not subject to, and do not otherwise voluntarily comply with, these laws and regulations. This means, among other things, that the execution of or changes to our treasury reserve policy or our HYPE strategy, our use of leverage, the manner in which our HYPE is custodied, our ability to engage in transactions with affiliated parties and our operating and investment activities generally are not subject to the extensive legal and regulatory requirements and prohibitions that apply to investment companies and investment advisers. For example, although a significant change to our treasury reserve policy would require the approval of our board of directors, no stockholder or regulatory approval would be necessary. Consequently, our board of directors has broad discretion over the investment, leverage and cash management policies it authorizes, whether in respect of our HYPE or other activities we may pursue, and has the power to change our current policies, including our strategy of acquiring and holding HYPE. As a result, investors in our company may be exposed to greater volatility, concentration risk and governance discretion than they would be if we were subject to the protections afforded to regulated investment vehicles.

TECHNOLOGICAL AND OPERATIONAL RISKS ASSOCIATED WITH OUR STRATEGY

HYPE is created and transmitted through the operations of the peer-to-peer Hyperliquid network, a decentralized network of computers running software following the HYPE protocol. If the Hyperliquid network is disrupted or encounters any unanticipated difficulties, the value of HYPE could be negatively impacted.

If the Hyperliquid network is disrupted or encounters any unanticipated difficulties, then the processing of transactions on the Hyperliquid network may be disrupted, which in turn may prevent us from depositing or withdrawing HYPE from our wallet addresses or otherwise effecting HYPE transactions. Such disruptions could include, for example: the price volatility of HYPE; the insolvency, business failure, interruption, default, failure to perform, security breach, or other problems of participants, custodians or others; the closing of HYPE trading platforms due to fraud, failures, security breaches or otherwise; or network outages or congestion, power outages, or other problems or disruptions affecting the Hyperliquid network. For example, in June 2025, after a trader allegedly manipulated the price of JELLY in a Hyperliquid vault market, Hyperliquid forcibly closed the market at a very low price to minimize losses. Hyperliquid’s intervention raised questions as to whether the platform is truly decentralized.

In addition, digital asset validating operations can consume significant amounts of electricity, which may have a negative environmental impact and give rise to public opinion against allowing, or government regulations restricting, the use of electricity for validating operations. Additionally, validators may be forced to cease operations during an electricity shortage or power outage.

We face risks relating to the custody of our HYPE, including the loss or destruction of private keys required to access our HYPE and cyberattacks or other data loss relating to our HYPE, including smart contract related losses and vulnerabilities.

We hold our HYPE in self-custodied wallet addresses, using infrastructure provided by regulated custodians, including Anchorage Digital Bank, as well as hardware wallet providers. Our custodial services contracts do not restrict our ability to reallocate our HYPE among our wallet addresses, and our HYPE holdings may be concentrated with a single custodian from time to time. In light of the significant amount of HYPE that we hold, we expect to continually seek to engage additional custody infrastructure providers to achieve a greater degree of diversification in the custody of our HYPE as the extent of potential risk of loss is dependent, in part, on the degree of diversification. However, multiple custody infrastructure providers may utilize similar wallet infrastructure, cloud service providers or software systems, which could increase systemic technology risk. While we will conduct due diligence on our custody infrastructure providers and any smart contract platforms we may use, there can be no assurance that such diligence will uncover all risks, including operational deficiencies, hidden vulnerabilities or legal noncompliance.

The digital assets held by us are not insured. The market for such insurance is in the early stages. Further, banking institutions will not accept our digital assets and they are therefore not insured by the Federal Deposit Insurance Corporation (“FDIC”) or the Securities Investor Protection Corporation (“SIPC”). Therefore, a loss may be suffered with respect to our digital assets which is not covered by insurance and we may not be able to recover any of our carried value in these digital assets if they are lost or stolen or suffer significant and sustained reduction in conversion spot price. If we are not otherwise able to recover damages from a malicious actor in connection with these losses, our business and results of operations may suffer, which may have a material negative impact on our share price. The limited rights of legal recourse available to us and our lack of insurance protection for risk of loss of our digital assets exposes us and our shareholders to the risk of loss of our digital assets for which no person may ultimately be held liable and we may not be able to recover our losses. Any uninsured losses may have an adverse effect on our results of operations and/or financial condition.

To the extent that we obtain insurance to cover losses of our HYPE holdings in the future, such insurance may cover none or only a small fraction of the value of the entirety of our HYPE holdings. Any loss associated with any insolvency proceedings is unlikely to be covered by any insurance coverage we may obtain in the future related to our HYPE. The legal framework governing digital asset ownership and rights in custodial or insolvency contexts remains uncertain and continues to evolve, which could result in unexpected losses, protracted recovery processes or adverse treatment in insolvency proceedings.

HYPE is controllable only by the possessor of both the unique public key and private key(s) relating to the local or online digital wallet in which the HYPE is held. While the L1 blockchain ledger requires a public key relating to a digital wallet to be published when used in a transaction, private keys must be safeguarded and kept private in order to prevent a third party from accessing the HYPE held in such wallet. To the extent the private key(s) for a digital wallet are lost, destroyed, or otherwise compromised and no backup of the private key(s) is accessible, neither we nor our custody infrastructure providers will be able to access the HYPE held in the related digital wallet. Furthermore, we cannot provide assurance that our digital wallets, nor the digital wallets of our custody infrastructure providers, will not be compromised as a result of a cyberattack. The HYPE and blockchain ledger, as well as other digital assets and blockchain technologies, have been, and may in the future be, subject to security breaches, cyberattacks or other malicious activities.

As part of our treasury management strategy, we may engage in staking, restaking, or other permitted activities that involve the use of “smart contracts” or decentralized applications. The use of smart contracts or decentralized applications entails certain risks including risks stemming from the existence of an “admin key” or coding flaws that could be exploited, potentially allowing a bad actor to issue or otherwise compromise the smart contract or decentralized application, potentially leading to a loss of our HYPE. Like all software code, smart contracts are exposed to risk that the code contains a bug or other security vulnerability, which can lead to loss of assets that are held on or transacted through the contract or decentralized application. Smart contracts and decentralized applications may contain bugs, security vulnerabilities or poorly designed permission structures that could result in the irreversible loss of HYPE or other digital assets. Exploits, including those stemming from admin key misuse, admin key compromise, or protocol flaws, have occurred in the past and may occur in the future.

We are exposed to slashing risks.

Our participation in on-chain activities related to validating and DeFi partnerships, such as our HYPE Asset Use Service, exposes the company to slashing risk, which may result in partial loss of staked digital assets. Slashing may occur due to validator misbehavior, software flaws, operational mistakes, or changes to network governance, with tokens permanently forfeited and not recoverable. Such losses could have a material adverse effect on our financial condition and reputation. While we seek to mitigate these risks through legal contracts, internal controls and counterparty diligence, residual risk remains due to factors beyond our control.

We face other risks related to our digital asset treasury reserve business model.

Our digital asset treasury reserve business model exposes us to various risks, including the following:

•	HYPE and other digital assets are subject to significant legal, commercial, regulatory, and technical uncertainty, and our HYPE strategy subjects us to enhanced regulatory oversight;

•	regulatory changes could impact our ability to operate validators or receive rewards;

•	regulatory scrutiny of the Company’s activities may increase, potentially limiting our operations;

•	potential litigation risks exist related to smart contract vulnerabilities, validator operations, or our business activities;

•	uncertainty around digital assets, including HYPE’s, regulatory status may impact our ability to list on certain exchanges;

•	changes in political administration may not guarantee a favorable regulatory environment for digital assets;

•	future SEC actions or court decisions could retroactively classify digital assets as a security, potentially leading to penalties or forced unwinding of transactions; and

•	increased regulatory focus on Layer-1 blockchains beyond Bitcoin and Ethereum could result in new compliance requirements.

We may engage in distinct digital asset financing strategies, in which we will leverage our digital asset holdings to acquire additional amounts of the same leveraged digital assets, and may do so on a compounded basis, which will increase our exposure to smart-contract, operational, and counterparty risks.

We may engage in digital asset leverage strategies to acquire additional amounts of HYPE. As part of this strategy, we may borrow digital assets by pledging our own HYPE holdings as collateral, deploy these borrowed assets to acquire additional amounts of HYPE, and subsequently re-pledge the newly acquired HYPE to further engage in these leveraged transactions. As each of these transactions will be effectuated on chain, the strategy may expose us to significant smart-contract vulnerabilities and operational risks. The smart contracts that are used for purposes of these transactions may contain undiscovered bugs, logical errors or economic vulnerabilities that could be exploited by malicious actors or that could cause the contracts to perform in unintended ways, resulting in partial or total loss of our collateral and borrowed assets. In addition, the strategy may subject us to counterparty risk through the platforms we utilize to facilitate leveraging strategies including, among others, insolvency of the platform, coding errors, and cyberattacks. Finally, lenders customarily require that collateral ratios be maintained within narrowly defined thresholds and may exercise broad contractual discretion to impose additional margin requirements or to liquidate collateral without notice when those thresholds are breached. We may also incur losses if the interest that accrues on our borrowings significantly exceeds the revenue generated by the borrowed HYPE.

FINANCIAL REPORTING, TAX, ACCOUNTING AND TRADING RISKS ASSOCIATED WITH OUR STRATEGY

We may be subject to additional tax liability if regulation or policy changes adversely affect the tax treatment of rewards from staking HYPE.

The U.S. federal income tax treatment of rewards from staking digital assets such as HYPE remains uncertain and is currently under the subject of debate and regulatory attention. Under current guidance by the Internal Revenue Service (“IRS”), staking rewards are generally treated as ordinary income upon receipt. If regulation or policy changes, or the interpretation or enforcement thereof, results in adverse tax treatment of rewards from staking HYPE, we could be subject to increased audits by the IRS and additional tax liabilities.

Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to our HYPE holdings.

Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future from holding or selling significant amounts of HYPE. The prices of digital assets have historically been subject to significant price fluctuations and are highly volatile. In December 2023, the Financial Accounting Standards Board issued Accounting Standards Update 2023-08, Intangibles—Goodwill and Other—Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets (“ASU 2023-08”), which we have adopted.

ASU 2023-08 requires us to measure our HYPE holdings at fair value in our statement of financial position, and to recognize gains and losses from changes in the fair value of our HYPE in net income each reporting period. ASU 2023-08 also requires us to provide certain interim and annual disclosures with respect to our HYPE holdings. As a result, volatility in our earnings may be significantly more than what we experienced in prior periods.

Unrealized fair value gains on our HYPE holdings could cause us to become subject to the corporate alternative minimum tax under the Inflation Reduction Act of 2022.

The United States enacted the Inflation Reduction Act of 2022 (“IRA”) in August 2022. Unless an exemption applies, the IRA imposes a 15% corporate alternative minimum tax (“CAMT”) on a corporation with respect to an initial tax year and subsequent tax years, if the average annual adjusted financial statement income for any consecutive three-tax-year period preceding the initial tax year exceeds $1 billion. On September 12, 2024, the Department of Treasury and the IRS issued proposed regulations with respect to the application of the CAMT.

In connection with the implementation of our HYPE treasury strategy, we have adopted ASU 2023-08. ASU 2023-08 requires us to measure our HYPE holdings at fair value in our statement of financial position, with gains and losses from changes in the fair value of our HYPE recognized in net income each reporting period. When determining whether we are subject to CAMT and when calculating any related tax liability for an applicable tax year, the proposed regulations provide that, among other adjustments, our adjusted financial statement income must include this ratable amount in addition to any unrealized gains or losses reported in the applicable tax year.

Accordingly, as a result of the enactment of the IRA and our adoption of ASU 2023-08, unless the IRA is amended or the proposed regulations with respect to CAMT, when finalized, are revised to provide relief (or other interim relief is granted), we could become subject to the CAMT in future tax years. If we become subject to the CAMT, it could result in a material tax obligation that we would need to satisfy in cash, which could materially affect our financial results, including our earnings and cash flow, and our financial condition.

Due to the unregulated nature and lack of transparency surrounding the operations of many HYPE trading venues, HYPE trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes, which may result in a loss of confidence in HYPE trading venues and adversely affect the value of our HYPE.

HYPE trading venues are relatively new and, in many cases, unregulated. Furthermore, there are many HYPE trading venues which do not provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance. As a result, the marketplace may lose confidence in HYPE trading venues, including prominent exchanges that handle a significant volume of HYPE trading and/or are subject to regulatory oversight, in the event one or more HYPE trading venues cease or pause for a prolonged period the trading of HYPE or other digital assets, or experience fraud, significant volumes of withdrawal, security failures or operational problems.

The SEC alleged as part of its June 5, 2023, complaint against Binance that Binance committed strategic and targeted “wash trading” through its affiliates to artificially inflate the volume of certain digital assets traded on its exchange. The SEC has also brought recent actions against individuals and digital asset market participants alleging that such persons artificially increased trading volumes in certain digital assets through wash trades, or repeated buying and selling of the same assets in fictitious transactions to manipulate their underlying trading price. Such reports and allegations may indicate that the HYPE market is significantly smaller than expected and that the United States makes up a significantly larger percentage of the HYPE market than is commonly understood. Any actual or perceived wash trading in the HYPE market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of our HYPE.

Negative perception, a lack of stability in the broader digital currency markets and the closure, temporary shutdown or operational disruption of HYPE trading venues, lending institutions, institutional investors, institutional miners, custodians, or other major participants in the HYPE ecosystem, due to fraud, business failure, cybersecurity events, government-mandated regulation, bankruptcy, or for any other reason, may result in a decline in confidence in HYPE and the broader digital currency ecosystem and greater volatility in the price of HYPE. For example, in 2022, each of Celsius Network, Voyager Digital, Three Arrows Capital, FTX, and BlockFi filed for bankruptcy, following which digital assets significantly declined. In addition, in June 2023, the SEC announced enforcement actions against Coinbase and Binance, two providers of large trading venues for digital assets, which similarly was followed by a decrease in the market price of digital assets. These were followed in November 2023, by an SEC enforcement action against Payward Inc. and Payward Ventures Inc., together known as Kraken, another large trading venue for digital assets. While the complaint against Coinbase was dismissed in February 2025, the complaint against Payward Inc. and Payward Ventures Inc. was dismissed with prejudice in March 2025, and the complaint against Binance was dismissed on May 29, 2025, the SEC or other regulatory agencies may initiate similar actions in the future. As the price of our listed securities may be affected by the value of our HYPE holdings, the failure of a major participant in the digital currency ecosystem could have a material adverse effect on the market price of our listed securities.

Delisting of our common stock from Nasdaq could prevent us from maintaining an active, liquid and orderly trading market for our Common Stock.

Our ability to publicly or privately sell equity securities and the liquidity of our common stock would be adversely affected if we are delisted from The Nasdaq Capital Market or if we are unable to transfer our listing to another stock market. On September 18, 2024, we were notified by The Nasdaq Stock Market LLC, or Nasdaq, that we were in breach of Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”), for continued listing on the Nasdaq Capital Market because the minimum bid price of our listed securities for 30 consecutive business days had been less than $1 per share. On December 12, 2024, we received a letter from Nasdaq notifying us that, because the closing bid price for our common stock was below $0.10 per share for 10 consecutive trading days, we were in breach of Listing Rule 5810(c)(3)(A)(iii). On January 31, 2025, we executed an 80-for-1 reverse stock split, following which we were notified by Nasdaq that we had regained compliance with the Minimum Bid Price Rule. Nasdaq Listing Rule 5810(c)(3)(A)(iv) states that any listed company that fails to meet the Minimum Bid Price Rule and has effected a reverse stock split over the prior one-year period, or has effected one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one, will not be eligible for an automatic 180-day grace compliance period and the Nasdaq Listing Qualifications Department is obligated to immediately issue a delisting determination. Therefore, if we were to fall out of compliance with the Minimum Bid Price requirement prior to January 31, 2026, we would not be able to effect a reverse stock split and would immediately be issued a delisting determination.

On April 29, 2025, we received a notice from the staff of the Nasdaq stating that the Company’s stockholders’ equity as reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 was below the Minimum Equity Requirement. On September 2, 2025, we received a notice from the staff indicating that the Company has regained compliance with the Minimum Equity Requirement.

If our common stock is delisted by Nasdaq, it could lead to a number of negative implications, including an adverse effect on the price of our common stock, deterring broker-dealers from making a market in or otherwise seeking or generating interest in our common stock, increased volatility in our common stock, reduced liquidity in our common stock, the loss of federal preemption of state securities laws and greater difficulty in obtaining financing. Delisting could also cause a loss of confidence of our customers, collaborators, vendors, suppliers and employees, which could harm our business and future prospects.

If our common stock is delisted by Nasdaq, the price of our common stock may decline, and although our common stock may be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the pink sheets, an investor may find it more difficult to dispose of their common stock or obtain accurate quotations as to the market value of our common stock. If our common stock is delisted from Nasdaq, trading in our securities may be subject to the SEC’s “penny stock” rules. These “penny stock” rules will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our common stock. The additional burdens imposed upon broker-dealers by these requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities.

Further, if our common stock is delisted, we would incur additional costs under state blue sky laws in connection with any sales of our securities. These requirements could severely limit the market liquidity of our common stock and the ability of our stockholders to sell our common stock in the secondary market.

The terms of our Loan and Security Agreement require us to meet certain operating covenants and place restrictions on our operating and financial flexibility. If we raise additional capital through debt financing, the terms of any new debt could further restrict our ability to operate our business.

On November 22, 2022, we entered into a Loan and Security Agreement with Avenue Capital, which is secured by a lien on all of our assets. The amount we owed under the Loan and Security Agreement as of September 30, 2025 was $8,254,696. The Loan and Security Agreement contains customary affirmative and negative covenants and events of default. Affirmative covenants include, among others, covenants requiring us to protect and maintain our intellectual property and comply with all applicable laws, deliver certain financial reports and maintain insurance coverage. Negative covenants include, among others, covenants restricting us from transferring any part of our business or intellectual property, incurring additional indebtedness, engaging in mergers or acquisitions, repurchasing shares, paying dividends or making other distributions, making investments, and creating other liens on our assets, including our intellectual property, in each case subject to customary exceptions. If we raise any additional debt financing, the terms of such additional debt could further restrict our operating and financial flexibility. These restrictions may include, among other things, limitations on the incurrence of additional debt and specific restrictions on the use of our assets, as well as prohibitions on our ability to create liens, pay dividends, redeem capital stock or make investments. If we default under the terms of the Loan and Security Agreement or any future debt facility, Avenue may accelerate all of our repayment obligations and take control of our pledged assets, potentially requiring us to renegotiate our agreement on terms less favorable to us or to immediately cease operations. Further, if we were to be liquidated, Avenue’s right to repayment would be senior to the rights of the holders of our common stock. Avenue could declare an event of default upon the occurrence of any event that could reasonably be expected to result in what they interpret as a material adverse effect as defined under the Loan and Security Agreement. Any declaration by Avenue of an event of default could significantly harm our business and prospects and could cause the price of our common stock to decline.

If we are unable to raise sufficient additional capital on acceptable terms, we may be unable to expand or maintain our HYPE reserve, which could adversely affect our liquidity, financial condition and growth prospects.

We completed the Private Placement on June 20, 2025 pursuant to the securities Purchase Agreement, the net proceeds of which have been used for our HYPE treasury strategy. To the extent holders exercise the warrants we have issued, we may acquire additional HYPE at market prices, which could magnify our exposure to HYPE price volatility. If we are unable to raise sufficient additional capital through warrant exercises, our at-the-market facility or other equity financings on acceptable terms, we may be unable to expand or maintain our HYPE reserve, which could adversely affect our liquidity, financial condition and growth prospects.

We may need to raise additional capital in the future, which may not be available on reasonable terms, or at all.

We require significant capital resources in order to continue to operate our business. As of September 30, 2025, we had cash and cash equivalents of $8.2 million and an accumulated deficit of approximately $200.9 million. Also as of September 30, 2025, we owed $8.2 million in principal and accrued interest under the Loan and Security Agreement. We expect to continue to incur cash outflows from operations for the near future. Implementation of our plans will depend on many factors, including our ability to successfully commercialize our products and services, competing technological and market developments, and the need to enter into collaborations with other companies.

Also, it is very difficult to project our current monthly cash burn rate, and we may expend our resources sooner than we anticipate. Although we have the ability to liquidate HYPE tokens to fund our operations, any required additional capital may not be available on reasonable terms, if at all, due to a variety of factors, including volatile conditions in the economy and capital markets, due to inflation, questions about bank stability and other factors. If we are unsuccessful in our operations to secure additional financing, or if any such incremental financing is not sufficient to fund our operations, we may be required to take additional measures to reduce costs in order to conserve our cash.

We may not be able to obtain financing on favorable terms, if at all. If we raise additional funds by issuing equity securities, the percentage ownership of our then current stockholders will be reduced, and the holders of the new equity securities may have rights superior to those of our then existing securityholders, which could adversely affect the market price of our common Stock and the voting power of shares of our common Stock. If we raise additional funds by issuing debt securities or preferred stock, the holders of such securities may have rights that are senior to those of our then existing securityholders, and the terms of those securities could impose restrictions on operations and create a significant interest expense for us, which could have a materially adverse effect on our business.

A significant portion of our total outstanding shares may be sold into the market in the near future, which could cause the market price of our common stock to drop significantly, even if our business is performing well.

Sales of a substantial number of shares of our common stock in the public market could occur at any time, subject to certain restrictions. These sales, or the perception in the market that holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. As of December 1, 2025, we had 600,000,000 shares of common stock authorized and 8,172,659 shares of common stock outstanding, 855,401 shares of common stock issuable upon exercise of warrants, 93,577 shares of our common stock issuable upon exercise of options, 1,578,151 shares of common stock issuable upon the vesting and/or delivery of restricted stock units and 16,307,691 shares of common stock issuable upon conversion of Series A preferred stock.

We have broad discretion in the use of our cash, including the net proceeds from our financings, and might not use them effectively.

Our management has broad discretion in the application and deployment of our cash resources, including the net proceeds from our financing transactions, and could spend our cash in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our common stock to decline. Pending their use, we may invest our cash, including the net proceeds from our financings, in a manner that does not produce income or that loses value.

We may be adversely affected by the effects of inflation.

Inflation has the potential to adversely affect our liquidity, business, financial condition and results of operations by increasing our overall cost structure. The existence of inflation in the economy has resulted in, and may continue to result in, higher interest rates and capital costs, shipping costs, supply shortages, increased costs of labor, weakening exchange rates and other similar effects. Recently, inflation has increased throughout the U.S. economy. We may experience increases in the prices of labor and other costs of doing business. In an inflationary environment, cost increases may outpace our expectations, causing us to use our cash and other liquid assets faster than forecasted. If this happens, we may need to raise additional capital to fund our operations, which may not be available in sufficient amounts or on reasonable terms, if at all, sooner than expected.

As a public company, we are required to have effective internal controls and disclosure controls, which are costly and time consuming to implement. Failure to maintain adequate financial controls could cause us to have material weaknesses, which could adversely affect our operations and financial position.

As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002, the Dodd-Frank Act, and the rules and regulations of Nasdaq. The requirements of these rules and regulations result in legal, accounting, and financial compliance costs, make some activities more difficult, time-consuming, and costly, and may also place undue strain on our personnel, systems, and resources.

We are required to disclose changes made to our internal control and procedures on a quarterly basis. However, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act until we are no longer a “smaller reporting company” as defined in the rules of the SEC. If we are not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner, the market price of our stock could decline and we could be subject to sanctions or investigations by Nasdaq, the SEC, or other regulatory authorities, which would require additional financial and management resources.

An internal control system, no matter how well-designed, cannot provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected. If we are not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act, or if we are unable to maintain proper and effective internal controls, we might not be able to produce timely and accurate financial statements. If that were to happen, the market price of our stock could decline and we could be subject to sanctions or investigations by Nasdaq, the SEC, or other regulatory authorities.

Any failure to maintain effective controls, or any difficulties encountered in their implementation or improvement, could harm our operating results or cause us to fail to meet our reporting obligations. Any failure to implement and maintain effective internal controls also could adversely affect the results of periodic management evaluations regarding the effectiveness of our internal control over financial reporting that we are required to include in our periodic reports filed with the SEC under Section 404 of the Sarbanes-Oxley Act. Ineffective disclosure controls and procedures or internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the trading price of our common stock. Implementing any appropriate changes to our internal controls may require specific compliance training of our directors, officers, and employees, entail substantial costs in order to modify our existing accounting systems, and take a significant period of time to complete. Such changes may not be effective, however, in maintaining the adequacy of our internal controls, and any failure to maintain that adequacy, or consequent inability to produce accurate financial statements on a timely basis, could increase our operating costs and could materially impair our ability to operate our business. In the event that we are not able to demonstrate compliance with Section 404 of the Sarbanes-Oxley Act, that our internal controls are perceived as inadequate, or that we are unable to produce timely or accurate financial statements, investors may lose confidence in our operating results and our stock price could decline.

The accuracy of our financial reporting depends on the effectiveness of our internal control over financial reporting. We have identified material weaknesses in our internal control over financial reporting, which may raise questions regarding the accuracy and reliability of our financial statements and our ability to report accurately in the future.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim consolidated financial statements will not be prevented or detected on a timely basis. During the process of preparing the financial statements as of and for the year ended December 31, 2024, we determined that we had material weaknesses related to the incorrect valuation of the Company’s accounting for shares of common stock that were issued for licensing agreements and debt modification and the impairment of a right-of-use asset. Due to the existence of these material weaknesses, our management has concluded that as of September 30, 2025, our internal control over financial reporting was not effective.

We are taking steps to remediate these material weaknesses. However, we cannot provide any assurance that the measures we have taken to date and that we intend to implement will be sufficient to remediate the material weaknesses that we have identified, or to avoid additional material weaknesses from occurring in the future. These material weaknesses, or those that may occur in the future, could have an adverse effect on our ability to meet our reporting obligations, which could cause our investors to lose confidence in our publicly reported information, cause the market price of our stock to decline, harm our reputation, business and financial results, and expose us to litigation or investigations by the SEC or other regulatory authorities.

OTHER RISKS RELATING TO THE OWNERSHIP OF OUR COMMON STOCK

Provisions in our corporate charter documents and under Delaware law could make an acquisition of us, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management.

Provisions in our certificate of incorporation, and our bylaws may discourage, delay or prevent a merger, acquisition or other change in control of us that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares. These provisions also could limit the price that investors might be willing to pay in the future for shares of our common stock, thereby depressing the market price of our common stock. In addition, because our Board of Directors is responsible for appointing the members of our management team, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our Board. Among other things, these provisions:

•	allow the authorized number of our directors to be changed only by resolution adopted by a majority of our Board;

•	limit the manner in which stockholders can remove directors from the Board, as may be permitted by law;

•	establish advance notice requirements for stockholder proposals that can be acted on at stockholder meetings and nominations to our Board;

•	limit who may call stockholder meetings;

•	authorize our Board to issue preferred stock without stockholder approval, which could be used to institute a stockholder rights plan, or so-called “poison pill,” that would work to dilute the stock ownership of a potential hostile acquirer, effectively preventing acquisitions that have not been approved by our Board; and

•	require all stockholder action to take place at duly called stockholder meetings and disallow the ability of our stockholders to act by majority written consent.

Moreover, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which prohibits a person who owns in excess of 15% of our outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which the person acquired in excess of 15% of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner.

Our certificate of incorporation provides that the Court of Chancery of the State of Delaware is, to the fullest extent permitted by law, the sole and exclusive forum for substantially all disputes between us and our stockholders. These choice of forum provisions could limit the ability of stockholders to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Unless we consent to the selection of an alternative forum, our certificate of incorporation provides that the Court of Chancery of the State of Delaware, or the Court of Chancery, will be, to the fullest extent permitted by law, the sole and exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers or other employees or agent to the Company or our stockholders; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, or DGCL, or our certificate of incorporation or bylaws; any action to enforce or determine the validity of our certificate of incorporation or bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. Since the choice of forum provisions are only applicable to “the fullest extent permitted by law,” as provided in our certificate of incorporation, the provisions do not designate the Court of Chancery as the exclusive forum for any derivative action or other claim for which the applicable statute creates exclusive jurisdiction in another forum. As such, the choice of forum provisions do not apply to any actions arising under the Securities Act of 1933, as amended, or the Exchange Act.

These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees. Alternatively, if a court were to find the choice of forum provisions contained in our certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could materially adversely affect our business, financial condition and operating results.

Because we do not anticipate paying any cash dividends on our common stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never declared or paid cash dividends on our common stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

If securities analysts do not continue to publish research or reports about our business or if they publish negative evaluations of our stock, the price of our stock could decline.

The trading market for our common stock will rely, in part, on the research and reports that industry or financial analysts publish about us or our business. If securities analysts do not continue coverage of us, the trading price of our stock could decrease. Additionally, if one or more of the analysts covering our business downgrade their evaluations of our stock, the price of our stock could decline. If one or more of these analysts cease to cover our stock, we could lose visibility in the market for our stock, which in turn could cause our stock price to decline.

We are an “smaller reporting company” and the reduced disclosure requirements applicable to smaller reporting companies may make our common stock less attractive to investors.

We are considered a “smaller reporting company” under Rule 12b-2 of the Exchange Act. We are therefore entitled to rely on certain reduced disclosure requirements, such as an exemption from providing selected financial data and executive compensation information. These exemptions and reduced disclosures in our SEC filings due to our status as a smaller reporting company also mean our auditors are not required to review our internal control over financial reporting and may make it harder for investors to analyze our results of operations and financial prospects. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our common stock prices may be more volatile. We will remain a smaller reporting company until our public float exceeds $250 million as of the last business day of our most recently completed second quarter if our annual revenues are $100 million or more as of our most recently completed fiscal year, or until our public float exceeds $700 million as of the last business day of our most recently completed second quarter if our annual revenues are less than $100 million as of our most recently completed fiscal year.

We are highly dependent on the services of our senior management team, and if we are not able to retain these members of our management team or recruit and retain additional management personnel, our business will be harmed.

We are highly dependent on our senior management team. The employment agreements we have with our executive officers do not prevent such persons from terminating their employment with us at any time. The loss of the services of any of these persons could impede the achievement of our business objectives.

In addition, we are dependent on our continued ability to retain and motivate highly qualified additional personnel. If we are not able to retain our management and to retain personnel necessary for the operation of our business, we might not be able to sustain our operations or grow.

We rely upon information technology and any failure, inadequacy, interruption or security lapse of that technology, including any cyber security incidents, could harm our ability to operate our business effectively.

In the ordinary course of our business, we collect and store sensitive data and intellectual property and proprietary business information owned or controlled by ourselves or our business partners. This data encompasses a wide variety of business-critical information including operational information, commercial information, and business and financial information. We face four primary risks relative to protecting this critical information: loss of access; inappropriate disclosure; inappropriate modification; and inadequate monitoring of our controls over the first three risks.

The secure processing, storage, maintenance, and transmission of this critical information is vital to our operations and business strategy, and we devote significant resources to protecting such information. Although we take measures to protect sensitive information from unauthorized access or disclosure, our information technology and infrastructure may be vulnerable to attacks by hackers or viruses, breaches, interruptions due to employee error, malfeasance, faulty password management, lapses in compliance with privacy and security mandates, or other disruptions. The risk of a security breach or disruption, particularly through cyber-attack or cyber intrusion, including by computer hackers, foreign governments and cyber terrorists, has generally increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. Our IT networks and related systems are essential to the operation of our business and our ability to perform day-to-day operations. To the extent that any disruption or security breach were to result in a loss of or damage to our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur substantial liability. Although we make efforts to maintain the security and integrity of these types of IT networks and related systems, and we have implemented various measures to manage the risk of a security breach or disruption, there can be no assurance that our security efforts and measures will be effective or that attempted security breaches or disruptions would not be successful or damaging. Our information technology systems may have vulnerabilities, and we may not have the resources or technical sophistication to anticipate or prevent rapidly evolving types of cyberattacks, such as ransomware attacks. A significant cyber incident, including system failure, security breach, disruption by malware or other damage, could interrupt or delay our operations, result in a violation of applicable cybersecurity and privacy and other laws, damage our reputation, cause a loss of customers or expose sensitive data, or give rise to monetary fines and other penalties, which could be significant.

Any such breach or interruption could compromise our networks and the information stored there could be accessed by unauthorized parties, publicly disclosed, lost, or stolen. Third parties may attempt to fraudulently induce employees or other persons into disclosing usernames, passwords or other sensitive information, which may in turn be used to access our information systems, commit identity theft or carry out other unauthorized or illegal activities. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. We engage third-party vendors and service providers to store and otherwise process some of our data, including sensitive and personal information. Our vendors and service providers may also be the targets of the risks described above, including cyberattacks, malicious software, phishing schemes, and fraud. Our ability to monitor our vendors and service providers’ data security is limited, and, in any event, third parties may be able to circumvent those security measures, resulting in the unauthorized access to, misuse, disclosure, loss or destruction of our data, including sensitive and personal information, and disruption of our or third-party service providers’ systems. We and our third-party service providers may face difficulties in identifying, or promptly responding to, potential security breaches and other instances of unauthorized access to, or disclosure or other loss of, information. Any hacking or other attack on our or our third-party service providers’ or vendors’ systems, and any unauthorized access to, or disclosure or other loss of, information suffered by us or our third-party service providers or vendors, or the perception that any of these have occurred, could result in legal claims or proceedings, loss of intellectual property, liability under laws that protect the privacy of personal information, negative publicity, disruption of our operations and damage to our reputation, which could divert our management’s attention from the operation of our business and materially and adversely affect our business, revenues and competitive position. Moreover, we may need to increase our efforts to train our personnel to detect and defend against cyber- or phishing-attacks, which are becoming more sophisticated and frequent, and we may need to implement additional protective measures to reduce the risk of potential security breaches, which could cause us to incur significant additional expenses.

Any such security breach or interruption, as well as any action by us or our employees or contractors that might be inconsistent with the rapidly evolving data privacy and security laws and regulations applicable within the United States, could result in enforcement actions by U.S. states, the U.S. federal government, regulatory penalties, other legal proceedings, including but not limited to private litigation, the incurrence of significant remediation costs, disruptions to our business operations, diversion of management efforts and damage to our reputation, which could harm our business and operations. Because of the rapidly moving nature of technology and the increasing sophistication of cybersecurity threats, our measures to prevent, respond to and minimize such risks may be unsuccessful.

In addition, our insurance may be insufficient to cover our losses resulting from cyber-attacks, breaches, or other interruptions, and any incidents may result in loss of, or increased costs of, such insurance. The successful assertion of one or more large claims against us that exceed available insurance coverage, the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, or denials of coverage, could have a material adverse effect on our business, including our financial condition, results of operations and reputation.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERION DEFI, INC.

Dated: December 10, 2025	By:	/s/ Hyunsu Jung
Hyunsu Jung
Interim Chief Executive Officer